Exhibit 99.1

Vigil Neuroscience Reports First Quarter 2022 Financial Results and Provides Business Highlights

- Presented key findings enhancing clinical understanding of ALSP at the 2022 American Academy of

Neurology Annual Meeting -

- Expanded leadership team and board of directors with the appointments of Christopher Verni, J.D.

and Mary Thistle -

- VGL101 Phase 1 trial in healthy volunteers is ongoing with topline data and initiation of the Phase 2 trial in ALSP on track for the second half of 2022 -

CAMBRIDGE, Mass. – May 12, 2022 – Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced financial results for the first quarter ended March 31, 2022 and provided an update on recent progress.

“Since the beginning of the year, we have continued to execute and make significant progress toward reaching our milestones for 2022. We continue to assess VGL101 in our Phase 1 trial in healthy volunteers to inform development in ALSP and other indications while also continuing to advance our novel small molecule TREM2 agonist program toward the clinic for evaluation in Alzheimer’s disease (AD),” said Ivana Magovčević-Liebisch, Ph.D., J.D., President and Chief Executive Officer of Vigil. “We look forward to reporting topline data from the VGL101 Phase 1 trial, advancing the program into a Phase 2 proof-of-concept trial in ALSP patients and initiating a Phase 1b biomarker trial of VGL101 in genetically defined AD subpopulations in the second half of 2022. We are pleased with our progress and remain committed to our patient-centered mission of developing precision-based therapies for the potential treatment of rare and common neurodegenerative diseases.”

Recent Highlights and Anticipated Milestones

VGL101

•

Vigil presented key findings supporting lead indication adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP) at the 2022 American Academy of Neurology (AAN) Annual Meeting: Vigil presented two posters at AAN highlighting the lack of major genotype-phenotype correlations through a systematic review of published case studies of ALSP and the rapidly progressive nature of ALSP through a first survival analysis. The findings enhanced the overall clinical understanding of ALSP and informed clinical development for VGL101. The posters can be accessed on the Publications page of the company’s website.

•

The Company is on track to report VGL101 Phase 1 topline data and initiate a Phase 2 proof-of-concept trial in ALSP patients in the second half of 2022: Vigil completed dosing of the 20 mg/kg single ascending dose (SAD) cohort without any safety signals and is currently dosing the 20 mg/kg multiple ascending dose (MAD) cohort in its Phase 1 trial of VGL101, an investigational, fully human monoclonal antibody TREM2 agonist, in healthy volunteers. Vigil continues to engage with the Food and Drug Administration (FDA) regarding the partial clinical hold at doses above 20 mg/kg. Accordingly, Vigil submitted data to the FDA from a 6-month GLP toxicology study in nonhuman primates in which there were no observed adverse findings and Phase 1 SAD clinical data. Vigil remains on track to initiate the Phase 2 proof-of-concept trial in the second half of 2022 and believes that 20 mg/kg is a clinically-relevant dose in ALSP.

•

The Company continues to expect to initiate a Phase 1b trial of VGL101 for Alzheimer’s disease (AD) in the second half of 2022: Vigil plans to initiate a Phase 1b biomarker-based clinical trial with VGL101 in genetically defined populations of AD patients with or without the relevant TREM2 variants.

Small Molecule TREM2 Agonist Program

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IND-enabling studies in small molecule TREM2 agonist program are ongoing: The Company expects to file an IND application for its novel small molecule TREM2 agonist program with an initial focus in genetically defined AD subpopulations in 2023. The program is an orally available and highly CNS penetrant small molecule designed to activate TREM2 for the treatment of common neurodegenerative diseases.

Corporate

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Expanded leadership team and Board of Directors: Vigil recently appointed Christopher Verni as General Counsel and Mary Thistle to its Board of Directors. Mr. Verni and Ms. Thistle bring to Vigil a wealth of biopharma experience in legal strategy and business development, respectively. The additions will support the company’s pipeline growth and clinical development.

First Quarter 2022 Financial Results

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Cash Position: Cash and cash equivalents were $163.3 million as of March 31, 2022, compared to $91.4 million as of December 31, 2021. The Company expects its cash and cash equivalents to fund its operational plans into 2024.

•

R&D Expenses: Research and development expenses for the first quarter ended March 31, 2022, were $10.4 million, compared to $6.8 million for the same period in 2021. The increase was primarily attributable to the continued advancement of the small molecule TREM2 agonist and VGL101 programs.

•

G&A Expenses: General and administrative expenses for the first quarter ended March 31, 2022, were $5.0 million, compared to $1.2 million for the same period in 2021. The increase was primarily attributable to increases in headcount-related costs and professional service fees associated with operating as a public company.

•

Net Loss: Loss from operations for the first quarter ended March 31, 2022, were $15.3 million, compared to $8.2 million for the same period in 2021. The increase was primarily attributable to higher operating costs in the current period to support the advancement of the Company’s pipeline as well as increased costs associated with operating as a public company.

About Vigil Neuroscience

Vigil Neuroscience is a microglia-focused therapeutics company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. We are utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in our efforts to develop precision-based therapies to improve the lives of patients and their families.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” of Vigil Neuroscience’s (“Vigil” or the “Company”) that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: the Company’s strategy, business plans and focus; the progress and timing of the preclinical and clinical development of Vigil’s programs, including the availability of data and expected timing for reporting data from the VGL101 Phase 1 trial, the initiation of its Phase 2 proof-of-concept trial in the second half of 2022, the initiation of the Phase 1b biomarker-based study with VGL101 in the second half of 2022 and the filing of an IND application for its small molecule TREM2 agonist program in 2023; expectations regarding the development of VGL101 in ALSP and other indications; expectations regarding the development of its small molecule TREM2 agonist program in Alzheimer’s disease (AD); expectations regarding the development of other pipeline candidates; the anticipated contribution of the members of the Company’s board of directors and executives to its operations and progress; and expectations regarding the use of capital, expenses and other financial results in 2022 and in the future. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of the Company’s ability to submit and obtain regulatory clearance for investigational new drug applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the COVID-19 pandemic on its business and operations; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s IPO registration statement and in subsequent filings it may make with the SEC, including its Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and its Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

VIGIL NEUROSCIENCE, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Operating expenses:
Research and development	$10,365	$6,753
General and administrative	4,967	1,165

Total operating expenses	15,332	7,918

Loss from operations	(15,332)	(7,918)

Other income (expense):
Change in fair value of the related party antidilution obligation	—	(252)
Change in fair value of Series A preferred stock tranche obligation	—	(21)
Interest income, net	2	2
Other income (expense), net	(4)	(2)

Total other expense, net	(2)	(273)

Net loss and comprehensive loss	$(15,334)	$(8,191)

Net loss per share attributable to common stockholders, basic and diluted	$(0.58)	$(5.46)

Weighted—average common shares outstanding, basic and diluted	26,660,246	1,499,843

VIGIL NEUROSCIENCE, INC.
Selected Balance Sheet Data
(in thousands)
(unaudited)
	March 31, 2022	December 31, 2021
Cash and cash equivalents	$163,324	$91,420
Total assets	172,812	102,441
Total liabilities	6,634	9,945
Total stockholders’ equity (deficit)	166,178	(69,443)

Investor Contact:

Sarah Carmody

scarmody@vigilneuro.com

Media Contact:

Megan McGrath

MacDougall Advisors

mmcgrath@macdougall.bio

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